POWER OF ATTORNEY

	The undersigned hereby authorizes and designates each of Kevin M. McDonald,
Elisa D. Watts and Sam A. Mazzu (the "Attorneys") as his fully authorized attorney  for the purpose of signing and filing on behalf of the undersigned all forms which are permitted or required to be filed pursuant to Section 16 of the
Securities Exchange Act of 1934 (the "Forms") concerning the undersigned's interest in securities of Marathon Oil Corporation ("MOC") and/or the undersigned's status with respect to MOC.  This Power of Attorney authorizes each of the Attorneys to sign and file the Forms on behalf of the undersigned from the date hereof until the undersigned ceases to be subject to Section 16 of the Securities Exchange Act of 1934 by virtue of having been a director of MOC.

Dated:  April 29, 2015

            /s/ Pierre R. Brondeau
                Pierre R. Brondeau